Exhibit 99.1
TIPTREE ANNOUNCES SECOND QUARTER 2025 RESULTS
Greenwich, Connecticut - July 30, 2025 - Tiptree Inc. (NASDAQ:TIPT) (“Tiptree” or the “Company”), today announced its financial results for the three and six months ended June 30, 2025.

The Company commented, “Our team delivered strong second-quarter results, highlighted by a 22% annualized adjusted return on average equity. Fortegra’s momentum remained solid, with premiums up 17.0% and the combined ratio improving to 88.5%. We continue to identify high-quality underwriting opportunities across both property and casualty lines, as well as in our service offerings. Our $1.7 billion investment portfolio is contributing meaningfully, with growing investable assets and maturing positions driving steady improvement in book yield. These results highlight our disciplined approach to capital deployment and our strong return profile. We remain focused on building long-term shareholder value and are actively exploring ways to better reflect the intrinsic value of Tiptree’s businesses in our share price.”

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands, except per share information)	2025	2024	2025	2024
Total revenues	$528,750	$546,673	$1,026,176	$1,044,894
Net income (loss) attributable to common stockholders	$18,960	$12,851	$24,595	$21,901
Diluted earnings per share	$0.37	$0.31	$0.53	$0.54
Cash dividends paid per common share	$0.06	$0.06	$0.12	$0.12
Return on average equity	15.6%	11.9%	10.3%	10.3%

Non-GAAP: (1)
Adjusted net income	$27,128	$24,422	$50,460	$44,955
Adjusted return on average equity	22.3%	22.7%	21.1%	21.1%

(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures. Adjusted net income is presented after the impacts of non-controlling interests.

Second Quarter 2025 Summary

•Revenues of $528.8 million for the quarter and $1.03 billion for the year, a decrease of 3.3% and 1.8% from the respective prior year periods, driven by declines in net earned premiums and service and administrative fees, partially offset by higher net investment income and investment gains. Included in the prior year periods were earned premiums related to a one-time assumption of a block of premiums from an MGA partner in December 2023. When excluding the assumption of premiums in the prior year periods, revenues increased by 4.1% and 8.0%, for the comparative periods.

•Net income of $19.0 million compared to $12.9 million in Q2'24, and year-to-date net income of $24.6 million compared to $21.9 million in the prior year, with increases driven by growth in Fortegra’s underwriting and fee income, and higher investments gains, partially offset by incremental interest expense on borrowings at the holding company level.

•Adjusted net income of $27.1 million for the quarter and $50.5 million for the year, an increase of 11.1% and 12.2% from the respective prior year periods, driven by growth in our insurance business. Annualized adjusted return on average equity was 22.3% for the quarter, as compared to 22.7% in Q2'24.

•Declared a dividend of $0.06 per share to stockholders of record on August 18, 2025 with a payment date of August 25, 2025.

Segment Financial Highlights - Second Quarter 2025

Insurance (The Fortegra Group):

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2025	2024	2025	2024
Gross written premiums and premium equivalents	$907,624	$776,059	$1,660,799	$1,439,476
Net written premiums	$428,806	$365,897	$786,495	$684,048
Total revenues	$513,017	$529,942	$993,598	$1,008,698
Income before taxes	$67,144	$51,250	$105,198	$88,061
Return on average equity	29.3%	28.4%	23.5%	25.8%
Combined ratio	88.5%	89.9%	89.2%	90.0%

Non-GAAP: (1)
Adjusted net income (before NCI)	$45,172	$40,316	$85,648	$74,449
Adjusted return on average equity	25.8%	30.3%	25.3%	29.7%
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures. Adjusted net income is presented before the impacts of non-controlling interests.

•Record gross written premiums and premium equivalents of $907.6 million for the quarter, an increase of 17.0%, and $1.7 billion for the year, an increase of 15.4%, driven by growth in specialty E&S insurance lines. E&S premiums were $690.4 million for the year-to-date period, an increase of 23.8% from the prior year.

•Record net written premiums of $428.8 million for the quarter, an increase of 17.2%, and $786.5 million for the year, an increase of 15.0%, driven by growth in gross written premiums and stable premium retention levels.

•Revenues decreased 3.2% for the quarter and 1.5% for the year, driven by declines in net earned premiums, service and administrative fees, partially offset by higher net investment income. Included in the prior year periods were earned premiums related to a one-time assumption of a block of premiums from an MGA partner in December 2023. When excluding the assumption of premiums in the prior year periods, revenues increased by 4.5% and 8.8%, for the comparative periods.

•Combined ratio for the quarter of 88.5%, an improvement of 1.4% related to a reduction in the underwriting ratio. CAT losses for Q2’25 and Q2’24 were de minimis. Year-to-date combined ratio was 89.2%, an improvement of 0.8%. Included in the year-to-date combined ratio was 3.3% related to net catastrophe losses of $30.1 million primarily from the California wildfires as compared to 0.1% in 2024.

•Record income before taxes of $67.1 million for the quarter, an increase of 31.0%. Year-to-date income before taxes of $105.2 million, an increase of 19.5%. Annualized after-tax return on average equity for the year was 23.5%, compared to 25.8% in 2024.

•Record adjusted net income for the quarter of $45.2 million, up 12.0% from Q2'24. Year-to-date adjusted net income of $85.6 million, up 15.0%. Annualized adjusted return on average equity for the year was 25.3%, compared to 29.7% in 2024.

•Fortegra’s total stockholders’ equity was $730.9 million as of June 30, 2025, compared to $625.5 million as of December 31, 2024, an increase of 16.9%, driven by growth in retained earnings and a decrease in the accumulated other comprehensive loss position.

Tiptree Capital:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2025	2024	2025	2024
Total revenues	$15,733	$16,731	$32,578	$36,196
Income before taxes	$(3,067)	$740	$(3,093)	$4,486
Return on average equity	(9.3)%	1.7%	(5.9)%	4.6%

Non-GAAP: (1)
Adjusted net income	$(392)	$356	$(229)	$700
Adjusted return on average equity	(1.1)%	1.2%	(0.4)%	1.0%
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures. Adjusted net income is presented before the impacts of non-controlling interests.

•Mortgage income before taxes was $0.2 million for the quarter, as compared to $0.5 million in Q2'24, and $28.0 thousand for the year, as compared to $1.3 million in 2024, driven by negative fair value adjustments in mortgage servicing rights, partially offset by higher loan servicing fees.

Corporate:

Corporate includes expenses of the holding company for employee compensation and benefits, audit and professional fees, interest expense, and public company and other expenses. For the quarter, corporate expenses were $11.4 million compared to $11.3 million in Q2'24, driven by increased interest expense. As of June 30, 2025, outstanding borrowings at the holding company were $74.6 million.

Non-GAAP

Management uses Adjusted net income and Adjusted return on average equity as measurements of operating performance. Management believes these measures provide supplemental information useful to investors as they are frequently used by the financial community to analyze financial performance and comparison among companies. Management uses Adjusted net income and adjusted return on average equity as part of its capital allocation process and to assess comparative returns on invested capital. Adjusted net income represents income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, stock-based compensation, net realized and unrealized gains (losses), and intangibles amortization associated with purchase accounting, all of which is reduced for non-controlling interests. Adjusted net income and Adjusted return on average equity are presented before the impacts of non-controlling interests. Adjusted net income and Adjusted return on average equity are not measurements of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income. See “Non-GAAP Reconciliations” for a reconciliation of these measures to their GAAP equivalents.

About Tiptree

Tiptree Inc. (NASDAQ: TIPT) allocates capital to select small and middle market companies with the mission of building long-term value. Established in 2007, Tiptree has a significant track record investing across a variety of industries and asset types, including the insurance, asset management, specialty finance, real estate and shipping sectors. With proprietary access and a flexible capital base, Tiptree seeks to uncover compelling investment opportunities and support management teams in unlocking the full value potential of their businesses. For more information, please visit tiptreeinc.com and follow us on LinkedIn.

Forward-Looking Statements

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations for our businesses and intentions. In addition, we make certain forward-looking statements regarding the Company’s plans to take Fortegra public. Any initial public offering by Fortegra would be subject to a variety of factors, including market conditions, and may not be consummated. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Inc.
Condensed Consolidated Balance Sheets (Unaudited)
($ in thousands, except share data)

	As of
	June 30, 2025	December 31, 2024
Assets:
Investments:
Available for sale securities, at fair value, net of allowance for credit losses	$1,166,877	$1,107,929
Loans, at fair value	75,792	81,330
Equity securities	140,841	108,620
Other investments	57,088	53,084
Total investments	1,440,598	1,350,963
Cash and cash equivalents	383,828	320,067
Restricted cash	91,220	96,197
Notes and accounts receivable, net	893,474	799,131
Reinsurance recoverable	1,236,800	992,883
Prepaid reinsurance premiums	1,043,944	1,046,253
Deferred acquisition costs	573,178	565,872
Goodwill	207,696	206,706
Intangible assets, net	96,941	102,859
Other assets	180,213	213,858
Total assets	$6,147,892	$5,694,789

Liabilities and Stockholders’ Equity
Liabilities:
Debt, net	$493,029	$427,089
Unearned premiums	1,859,638	1,766,068
Policy liabilities and unpaid claims	1,503,493	1,298,081
Deferred revenue	667,563	695,772
Reinsurance payable	450,264	443,083
Other liabilities and accrued expenses	450,537	407,925
Total liabilities	$5,424,524	$5,038,018

Stockholders’ Equity:
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—
Common stock: $0.001 par value, 200,000,000 shares authorized, 37,496,977 and 37,255,838 shares issued and outstanding, respectively	37	37
Additional paid-in capital	395,637	389,693
Accumulated other comprehensive income (loss), net of tax	(11,623)	(27,750)
Retained earnings	115,787	95,718
Total Tiptree Inc. stockholders’ equity	499,838	457,698
Non-controlling interests:
Fortegra preferred interests	77,679	77,679
Common interests	145,851	121,394
Total non-controlling interests	223,530	199,073
Total stockholders’ equity	723,368	656,771
Total liabilities and stockholders’ equity	$6,147,892	$5,694,789

Tiptree Inc.
Condensed Consolidated Statements of Operations (Unaudited)
($ in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Earned premiums, net	$381,941	$398,467	$745,378	$745,777
Service and administrative fees	96,847	105,847	194,145	216,334
Ceding commissions	3,542	5,065	7,175	7,809
Net investment income	10,505	6,381	22,234	13,139
Net realized and unrealized gains (losses)	20,644	12,578	27,475	28,202
Other revenue	15,271	18,335	29,769	33,633
Total revenues	528,750	546,673	1,026,176	1,044,894
Expenses:
Policy and contract benefits	226,472	233,975	435,785	441,639
Commission expense	140,486	173,279	292,086	330,227
Employee compensation and benefits	54,523	49,917	109,607	99,103
Interest expense	10,862	8,015	21,222	16,305
Depreciation and amortization	4,924	5,291	9,805	10,859
Other expenses	38,771	35,550	79,609	76,416
Total expenses	476,038	506,027	948,114	974,549
Income (loss) before taxes	52,712	40,646	78,062	70,345
Less: provision (benefit) for income taxes	21,608	18,673	33,990	32,491
Net income (loss)	31,104	21,973	44,072	37,854
Less: net income (loss) attributable to non-controlling interests	12,144	9,122	19,477	15,953
Net income (loss) attributable to common stockholders	$18,960	$12,851	$24,595	$21,901

Net income (loss) per common share:
Basic earnings per share	$0.50	$0.35	$0.65	$0.59
Diluted earnings per share	$0.37	$0.31	$0.53	$0.54

Weighted average number of common shares:
Basic	37,496,875	36,785,305	37,422,957	36,777,557
Diluted	38,617,998	37,752,682	38,534,212	37,766,573

Dividends declared per common share	$0.06	$0.06	$0.12	$0.12

Tiptree Inc.
Non-GAAP Reconciliations (Unaudited)

Non-GAAP Financial Measures — Adjusted net income and Adjusted return on average equity

Adjusted net income is defined as income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, including merger and acquisition related expenses, stock-based compensation, net realized and unrealized gains (losses) and intangibles amortization associated with purchase accounting, all of which is reduced for non-controlling interests. The calculation of adjusted net income excludes net realized and unrealized gains (losses) that relate to investments or assets rather than business operations. Adjusted net income is presented before the impacts of non-controlling interests. Adjusted return on average equity represents adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. Management uses Adjusted net income and adjusted return on average equity as part of its capital allocation process and to assess comparative returns on invested capital. We believe adjusted net income provides additional clarity on the results of the Company’s underlying business operations as a whole for the periods presented by excluding distortions created by the unpredictability and volatility of realized and unrealized gains (losses). We also believe adjusted net income provides useful supplemental information to investors as it is frequently used by the financial community to analyze financial performance between periods and for comparison among companies.

	Three Months Ended June 30, 2025
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$67,144	$238	$(3,305)	$(11,365)	$52,712
Less: Income tax (benefit) expense	(15,980)	(40)	(171)	(5,417)	(21,608)
Less: Net realized and unrealized gains (losses) (1)	(11,968)	(216)	1,456	—	(10,728)
Plus: Intangibles amortization (2)	3,351	—	—	—	3,351
Plus: Stock-based compensation expense	775	—	—	1,490	2,265
Plus: Non-recurring expenses (3)	789	—	1,350	—	2,139
Plus: Non-cash fair value adjustments (4)	(1,426)	—	—	—	(1,426)
Plus: Impact of tax deconsolidation of Fortegra(5)	—	—	—	7,937	7,937
Less: Tax on adjustments (6)	2,487	35	261	(836)	1,947
Adjusted net income (before NCI)	$45,172	$17	$(409)	$(8,191)	$36,589
Less: Impact of non-controlling interests	(9,461)	—	—	—	(9,461)
Adjusted net income	$35,711	$17	$(409)	$(8,191)	$27,128

Adjusted net income (before NCI)	$45,172	$17	$(409)	$(8,191)	$36,589
Average stockholders’ equity	$699,428	$55,889	$85,281	$(137,183)	$703,415
Adjusted return on average equity (7)	25.8%	0.1%	(1.9)%	NM%	20.8%

	Three Months Ended June 30, 2024
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$51,250	$528	$212	$(11,344)	$40,646
Less: Income tax (benefit) expense	(13,568)	(113)	(116)	(4,876)	(18,673)
Less: Net realized and unrealized gains (losses) (1)	(2,545)	(289)	103	—	(2,731)
Plus: Intangibles amortization (2)	3,727	—	—	—	3,727
Plus: Stock-based compensation expense	1,022	—	—	2,375	3,397
Plus: Non-recurring expenses (3)	166	—	—	—	166
Plus: Non-cash fair value adjustments (4)	861	—	—	—	861
Plus: Impact of tax deconsolidation of Fortegra (5)	—	—	—	6,357	6,357
Less: Tax on adjustments (6)	(597)	55	(24)	(405)	(971)
Adjusted net income (before NCI)	$40,316	$181	$175	$(7,893)	$32,779
Less: Impact of non-controlling interests	(8,357)	—	—	—	(8,357)
Adjusted net income	$31,959	$181	$175	$(7,893)	$24,422

Adjusted net income (before NCI)	$40,316	$181	$175	$(7,893)	$32,779
Average stockholders’ equity	$531,447	$53,092	$66,580	$(42,766)	$608,353
Adjusted return on average equity (7)	30.3%	1.4%	1.1%	NM%	21.6%

	Six Months Ended June 30, 2025
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$105,198	$28	$(3,121)	$(24,043)	$78,062
Less: Income tax (benefit) expense	(25,484)	31	(329)	(8,208)	(33,990)
Less: Net realized and unrealized gains (losses) (1)	(8,549)	797	716	—	(7,036)
Plus: Intangibles amortization (2)	6,685	—	—	—	6,685
Plus: Stock-based compensation expense	3,098	—	—	3,759	6,857
Plus: Non-recurring expenses (3)	4,206	—	1,350	—	5,556
Plus: Non-cash fair value adjustments (4)	593	—	—	—	593
Plus: Impact of tax deconsolidation of Fortegra (5)	—	—	—	12,660	12,660
Less: Tax on adjustments (6)	(99)	(229)	528	(1,207)	(1,007)
Adjusted net income (before NCI)	$85,648	$627	$(856)	$(17,039)	$68,380
Less: Impact of non-controlling interests	(17,920)	—	—	—	(17,920)
Adjusted net income	$67,728	$627	$(856)	$(17,039)	$50,460

Adjusted net income (before NCI)	$85,648	$627	$(856)	$(17,039)	$68,380
Average stockholders’ equity	$678,209	$55,958	$58,523	$(102,619)	$690,071
Adjusted return on average equity (7)	25.3%	2.2%	(2.9)%	NM%	19.8%

	Six Months Ended June 30, 2024
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$88,061	$1,281	$3,205	$(22,202)	$70,345
Less: Income tax (benefit) expense	(23,490)	(276)	(808)	(7,917)	(32,491)
Less: Net realized and unrealized gains (losses) (1)	(5,364)	(1,449)	(2,038)	—	(8,851)
Plus: Intangibles amortization (2)	7,698	—	—	—	7,698
Plus: Stock-based compensation expense	1,804	—	—	5,428	7,232
Plus: Non-recurring expenses (3)	3,336	—	—	—	3,336
Plus: Non-cash fair value adjustments (4)	5,072	—	—	—	5,072
Plus: Impact of tax deconsolidation of Fortegra (5)	—	—	—	10,822	10,822
Less: Tax on adjustments (6)	(2,668)	316	469	(892)	(2,775)
Adjusted net income (before NCI)	$74,449	$(128)	$828	$(14,761)	$60,388
Less: Impact of non-controlling interests	(15,433)	—	—	—	(15,433)
Adjusted net income	$59,016	$(128)	$828	$(14,761)	$44,955

Adjusted net income (before NCI)	$74,449	$(128)	$828	$(14,761)	$60,388
Average stockholders’ equity	$500,903	$52,798	$94,500	$(50,884)	$597,317
Adjusted return on average equity (7)	29.7%	(0.5)%	1.8%	NM%	20.2%

Notes
(1)
Net realized and unrealized gains (losses) added back in Adjusted net income excludes net realized and unrealized gains (losses) from the mortgage segment and unrealized gains (losses) on mortgage servicing rights.

(2)	Specifically associated with acquisition purchase accounting. See Note (7) Goodwill and Intangible Assets, net, of the Company’s Form 10-Q for the period ended June 30, 2025.
(3)
For the three and six months ended June 30, 2025 and 2024, included in other expenses were expenses related to legal, banker, and other expenses including expenses associated with preparation of the registration statement for the withdrawn Fortegra initial public offering in 2024.

(4)	For the three and six months ended June 30, 2025 and 2024, non-cash fair-value adjustments represent a change in fair value of the Fortegra Additional Warrant liability.
(5)
For the three and six months ended June 30, 2025 and 2024, included in the adjustment is an add-back of $7.9 million and $6.4 million, respectively, and $12.7 million and $10.8 million, related to deferred tax expense from the WP Transaction.

(6)	Tax on adjustments represents the tax applied to the total non-GAAP adjustments and includes adjustments for non-recurring or discrete tax impacts.
(7)
Total Adjusted return on average equity after non-controlling interests was 22.3% and 22.7% for the three months ended June 30, 2025 and 2024, respectively, based on $27.1 million and 24.4 million of Adjusted net income over $486.8 million and $430.6 million of average Tiptree Inc. stockholders’ equity. Total Adjusted return on average equity after non-controlling interests was 21.1% and 21.1% for the six months ended June 30, 2025 and 2024, respectively, based on $50.5 million and $45.0 million of Adjusted net income over $478.8 million and $426.7 million of average Tiptree Inc. stockholders’ equity.